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Exhibit 21.1

GSI TECHNOLOGY, INC. SUBSIDIARIES

GSI Technology Holdings, Inc., a Cayman Islands company
GSI Technology (BVI), Inc., a British Virgin Islands company

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  Exhibit 21.1
GSI TECHNOLOGY, INC. SUBSIDIARIES